Exhibit 99.1

 News Release

Cenveo Provides Update

STAMFORD, CT – (September 21, 2011) – Cenveo, Inc. (NYSE: CVO) today provided shareholders with the following update.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
 “Despite recent volatility in the global market, I am pleased to report that Cenveo’s operations continue to perform according to our expectations and that our business plan remains on track. Our end markets including custom labels, direct mail envelopes, specialty packaging and commercial print remain solid and our backlog in those markets remains strong as we near the end of the third quarter. Our integration efforts of EPG have progressed well to date and we remain ahead of our integration plan milestones. As I have stated before, we fully expect to generate strong free cash flow and use these funds to pay down debt and to invest in our future. Based upon these trends I remain confident that we are on track to deliver on our financial targets for 2011.”

“I am also pleased to report that the Burton family is now the largest shareholder of Cenveo. We have continued to acquire shares in the open market and through our employee stock purchase plan. We plan to continue to increase our investment in the company over the foreseeable future. I look forward to further updating our investors during our third quarter results conference call on November 10, 2011.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of envelopes, custom labels, specialty packaging, commercial print, publisher solutions and business documents. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 10,000 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our customers. For more information please visit us at www.cenveo.com.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media affecting demand for our products; (xii) increases in raw material costs and decreases in their availability; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.